UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2019

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38108	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2200, Atlanta, GA		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On February 13, 2019, in connection with the announcement of the transactions described in Item 8.01 below, Cumulus Media Inc. (the “Company”), released an infographic outlining the transactions and their alignment with the Company’s strategic priorities and goals.

A copy of the infographic is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this Item 7.01 of this current report on Form 8-K and in the accompanying exhibit 99.1 incorporated by reference herein shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. This information, including the exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933.

Item 8.01	Other Information.

On February 13, 2019, Company issued a press release announcing that it had (i) entered into an agreement to sell six radio stations to Educational Media Foundation for $103.5 million in cash, and (ii) entered into an agreement with Entercom Communications (“Entercom”) pursuant to which the Company will swap three radio stations in two markets with Entercom in exchange for three radio stations in Indianapolis, Indiana.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Infographic

99.2	Press Release, dated February 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

February 13, 2019	By:	/s/ Richard S. Denning
		Name:	Richard S. Denning
		Title:	Senior Vice President, General Counsel and Secretary